UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2024

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York	10154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Portfolio Commentary

Portfolio Update

(All data as of March 31, 2024, unless otherwise noted)

We are pleased to report that Blackstone Private Credit Fund (“BCRED” or the “Fund”) delivered another strong quarterly total net return of 3.1% for Class I shares,1 driven primarily by robust income coupled with capital appreciation on its loan portfolio. BCRED had a 10.4% annualized distribution rate2 and generated a 10.4% annualized inception to date total return for Class I shares, outperforming leveraged loans, high yield and investment grade bonds.3

Despite elevated interest rates, the first quarter was characterized by a resilient U.S. economy, which supported a constructive backdrop for private credit. Loan-to-values (“LTV”) remained low and while private credit spreads tightened, all-in yields remained high with healthy premiums of nearly 300bps on average over liquid loans. We believe the growth and performance prospects for private credit remain bright. However, emerging trends indicate that not all private credit is created equal. In recent months, some private credit managers have seen: i) increases in non-performing loans, ii) returns driven by larger portfolio allocations to liquid credit markets which rallied and iii) an increase in capital raising activity potentially overwhelming deployment capabilities. It is important for shareholders to identify instances where managers may reach for risk to drive returns or deploy capital.4 In our view, BCRED continues to maintain its disciplined defensive strategy, which we believe will serve shareholders over the long term.

Increasing dispersion has raised a simple question among our clients: “Does my private credit manager have both the experience and the platform to meet the needs of today?” We believe Blackstone Credit & Insurance’s (“BXCI”) scale offers advantages that may provide shareholders with confidence when answering this question, based on the following:

•

BCRED’s Ability To Selectively Deploy: Tightening credit spreads (of ~50-100bps) often serve as a precursor to increased deal flow/M&A activity,[4] which is reflected in the substantial growth in our investment pipeline.[5] Since Q1’23, the total number of deals in BXCI’s pipeline has increased over 2x and the number of deals over $1 billion has increased over 3x. Yet, while some managers may remain reactive to the market, BXCI remains decidedly proactive, sourcing deal flow through its proprietary channels. In Q1’24, BCRED deployed $3 billion.[6] Of our deployments into new private investments, nearly 50% were deals with incumbent relationships,[7] nearly 80% were deals where BXCI was sole or lead lender,[8] and investments were completed at what we believe is a conservative average LTV of 43%.[9,10]

•

BCRED’s Ability To Protect: We believe BCRED’s focus on larger, senior secured assets in attractive sectors has created a healthy, defensively positioned portfolio.[11,36] BCRED’s portfolio has 0.2% of investments on non-accrual at cost,[12] a metric commonly viewed as an indicator of potential defaults, which remains well below the 2.2% average, at cost, for our peer set.[13] This quarter, BCRED had an average LTV of 44%[14] and across the portfolio, over the past year, our companies earned approximately 50% more than their cash interest paid — an interest coverage ratio of 1.5x,[15] which we view as ample cushion. We remain hyper-focused on documentation with ~100% of BXCI-led deals[16] containing certain protections against collateral release (compared to 16% for the broadly syndicated market17).

•

BCRED’s Ability To Generate High Quality Distributions: BCRED’s weighted average yield on new investments was 11.5% during the first quarter (compared to 11.8% last quarter).[18] BCRED continued to outearn its distribution with an earnings yield of 11.5%[19] (compared to a 10.4% annualized distribution rate for Class I shares2), which has allowed excess earnings to accrue to the Fund’s net asset value.

In our view, these attributes set BXCI apart from other private credit managers and all tie to a common theme of a manager working from the scale of its platform, and not simply working for it. As the world’s largest BDC, backed by one of the world’s largest alternative credit managers,20 we believe BCRED is able to use its scale to distinguish itself from peers.

To illustrate, we believe we have the ability to make companies we lend to better through the BXCI Value Creation Program, which BCRED’s portfolio companies have full access to. Companies and sponsors view this as a valuable tool with over 90% of BXCI portfolio companies introduced to the program becoming active participants.21 Since its inception, the BXCI Value Creation Program has identified $339 million in total cost reduction,22 generated over $225 million in revenue,23 and created over $5 billion in illustrative value for BXCI portfolio companies.24

BXCI is invested in over 4,500 issuers across portfolios globally, which allows BCRED to leverage data from across the platform to identify trends early.25 Additionally, we believe scale is reflected in the strength of BCRED’s underlying portfolio. BCRED has focused on lending to larger companies with an average last-twelve-month issuer EBITDA, or operating profit, of $225 million,26 over 2x higher than the broader private credit market.27 The average enterprise value of our companies is over $4 billion.28 BCRED’s focus on larger companies is informed by empirical data in the private credit market, where larger companies have historically shown higher levels of growth and lower levels of default than smaller companies.29,30 BCRED’s portfolio companies’ earnings have also grown 2x as much as the broader private credit market in the past year.31,32 Notably, underlying performance has been consistent across vintages.33 Scale is also reflected in the strength of BCRED’s balance sheet where we source lower-cost financings and designed 89% of our liabilities as floating rate debt.34 To the extent that base rates decline, our financing costs may lower, potentially creating a natural hedge against interest rate movements.

We remain excited about the opportunities ahead and continue to use our scale advantages to drive the following:

•	Capture a potential upswing in market activity with over $12 billion of current liquidity,[35]

•

Continue to invest at a scale exceeding what many private credit managers can match. BXCI remains the largest investor in $1 billion+ deals and was lead lender for a $2 billion facility for Park Place Technologies,

•

Maintain what we believe is ample cushion by outearning our distribution (10.4% annualized distribution rate[2] vs. 11.5% earnings yield[19] for Class I shares), while operating with a conservative leverage profile (0.78x debt-to-equity ratio as of quarter end).

We want to express our gratitude for your continued trust and partnership as we work from our scale to drive shareholder return.

End Notes

Note: Data is as of March 31, 2024 unless otherwise indicated. Reflects Blackstone Credit & Insurance’s views and beliefs. Returns for periods greater than one year are annualized. Past performance does not predict future returns and there can be no assurance that the fund will achieve results comparable to those of any of Blackstone Credit & Insurance’s prior funds or be able to implement its strategy or achieve its investment objectives, including due to an inability to access sufficient investment opportunities.

1.

Total Net Return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Returns greater than one year are annualized. Inception to date (ITD) total return for Class S (no/with upfront placement fee): 9.4%/8.2%. ITD total return for Class D (no/with upfront placement fee): 9.5%/9.0%. Quarter to date (QTD) total return for Class S (no/with upfront placement fee): 2.9%/-0.7%. QTD total return for Class D (no/with upfront placement fee): 3.0%/1.5%. BCRED Inception Date: January 7, 2021. All returns shown are derived from unaudited financial information and are net of all BCRED expenses, including general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Past performance does not predict future returns. Class S and Class D listed as (With Upfront Placement Fee or Brokerage Commissions) reflect the returns after the maximum upfront placement fees. Class S and Class D listed as (No Upfront Placement Fee or Brokerage Commissions) exclude upfront placement fees. Class I does not have upfront placement fees. The returns have been prepared using unaudited data and valuations of the underlying investments in BCRED’s portfolio, which are estimates of fair value and form the basis for BCRED’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated.

2.

Annualized Distribution Rate reflects March’s distribution annualized and divided by last reported NAV from February. Distributions are not guaranteed. Past performance does not predict future returns. Distributions have been and may in the future be funded through sources other than cash flow. See BCRED’s prospectus. Please visit the Shareholders page for notices regarding distributions subject to Section 19(a) of the Investment Company Act of 1940. We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital, or offering proceeds, and although we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources. As of March 31, 2024, 100% of inception to date distributions were funded from cash flows from operations. A return of capital (1) is a return of the original amount invested, (2) does not constitute earnings or profits and (3) will have the effect of reducing the basis such that when a shareholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price. Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Adviser or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to our affiliates will reduce future distributions to which you would otherwise be entitled. Annualized Distribution Rate for other share classes are as follows: 9.5% for Class S and 10.1% for Class D.

3.

Please see “Index Definitions” and “Index Comparison” at the end of this communication for more information. Source: Morningstar, Blackstone Credit & Insurance as of March 31, 2024. “Leveraged Loans” is represented by Morningstar LSTA US Leveraged Loan Index. “High Yield Bonds” is represented by the Bloomberg US Corporate High Yield Index. “Investment Grade Bonds” is represented by the Bloomberg US Aggregate Bond Index. There can be no assurances that any of the trends described throughout this letter will continue or will not reverse.

4.	Reflects Blackstone Credit & Insurance’s views and beliefs.
5.

As of March 31, 2024. Pipeline includes potential Blackstone Credit & Insurance investment opportunities classified by Blackstone Credit & Insurance as North America Direct Lending regardless of size and includes both potential new investments and follow-on investments in existing portfolio companies. The pipeline includes potential investments in which the Fund may not or will not participate. Blackstone Credit & Insurance advises many investment funds who are expected to participate alongside the Fund in pipeline investments in which the Fund participates. Certain investments in the pipeline may be inactive. Pipeline investments of a certain size reflect the entire transaction size, and Blackstone Credit & Insurance expects third parties to participate in a substantial portion of such investments. There is no guarantee that any or all of these potential investments listed in the pipeline will be consummated or, if consummated, that the Fund or any other Blackstone Credit & Insurance fund will participate in the investment.

6.	Total amount deployed includes all new investments funded during Q1’24 at amortized cost.
7.

Represents BXCI’s North America Direct Lending track record deals with an investment date between January 1, 2024 – March 31, 2024. Incumbency defined as BXCI maintaining a prior North America Direct Lending or Liquid Credit Strategies investment.

8.

Represents BXCI’s North America Direct Lending track record deals with an investment date between January 1, 2024 – March 31, 2024. BXCI is categorized as sole or lead lender when BXCI is one of the top three lenders by hold size when a deal is closed. BXCI’s average annualized loss rate for its North America Direct Lending strategy from 2006 through March 31, 2024 is 0.07%. Represents annualized net losses for substantially realized investments. Whether an investment is substantially realized is determined in the manager’s discretion. Investments are included in the loss rate if (1) a payment was missed, (2) bankruptcy was declared, (3) there was a restructuring, or (4) it was realized with a total multiple on invested capital less than 1.0x. Net losses include all profits and losses associated with these investments, including interest payments received. Net losses are represented in the year the investment is substantially realized and excludes all losses associated with unrealized investments. The annualized net loss rate is the net losses divided by the average annual remaining invested capital within the platform. Investments sourced by Blackstone Credit & Insurance for the Sub-Advised Investments did, in certain cases, experience defaults and losses after Blackstone Credit & Insurance was no longer sub-adviser, and such defaults and losses are not included in the rates provided. Prior to December 31, 2022, the methodology used by the North America Direct Lending track record for calculating the platform’s average annual loss rate was based on net loss of principal resulting only from payment defaults in the year of default which would exclude interest payments. Past performance does not predict future returns, and there can be no assurance that Blackstone Credit & Insurance will achieve comparable results or that any entity or account managed by or advised by Blackstone Credit & Insurance will be able to implement its investment strategy or achieve its investment objectives.

9.

Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recently available information. Includes all private debt investments funded during Q1’24 (excluding add-ons and incremental loans to existing portfolio companies) for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes quoted assets. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information.

10.

Includes all private debt investments funded during Q1’24 (excluding add-ons and incremental loans to existing portfolio companies) which represent $1.4 billion of total deployments. During Q1’24, approximately 100% of all private debt investments (excluding add-ons and incremental loans to existing portfolio companies) were first lien with a yield at underwrite of 11.6% (for the purposes of this illustrative example, original issue discount is estimated to be accreted over 3 years based on the expected hold period). The yields stated may not be representative of any specific investment, all investments of a given type, or of investments generally. Actual yields earned over the life of each investment could differ materially from the yields presented.

11.	During Q1’24, BCRED’s new private investments by sector based on fair value as of March 31, 2024 were approximately 40% IT Services, 17% Professional Services, and 15% Software.
12.

As of March 31, 2024 and as assessed through today. Calculated as the amortized cost of loans on non-accrual divided by total amortized cost of the BCRED portfolio excluding investments in joint ventures. Based on the fair market value of the BCRED portfolio excluding investments in joint ventures, BCRED’s non-accrual rate is 0.1%. Loans are generally placed on non-accrual status when there is reasonable doubt whether principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

13.

Private Credit BDC Peers is represented by the peer average non-accrual rate as of December 31, 2023, weighted by total NAV. Non-accrual rate is calculated for each BDC as the amortized cost of loans on non-accrual status divided by total amortized cost of the investment portfolio and excludes equity investments in unconsolidated joint ventures and separately managed accounts. Based on the fair market value of Private Credit BDC Peers, excluding equity investments in unconsolidated joint ventures and separately managed accounts, the Private Credit BDC Peers non-accrual rate is 1.3%. Non-accrual status of a given loan is self-reported by each BDC and is intended to indicate when there is reasonable doubt that said loan’s principal or interest will be collected in full. Private Credit BDC Peers include traded and non-traded BDCs. Traded BDCs include BDCs which are externally-managed with market capitalizations in excess of $750 million as of December 31, 2023 (excluding BXSL, which is managed by the same investment adviser as BCRED and has significant overlap in its investments with BCRED): Ares Capital Corporation (ARCC), FS KKR Capital Corporation (FSK), Prospect Capital Corporation (PSEC), Golub Capital BDC, Inc. (GBDC), Goldman Sachs BDC, Inc. (GSBD), Sixth Street Specialty Lending Inc. (TSLX), New Mountain Finance Corporation (NMFC), Oaktree Specialty Lending Corp. (OCSL), Barings BDC, Inc. (BBDC), Bain Capital Specialty Finance, Inc. (BCSF), Blue Owl Capital Corp (OBDC), SLR Investment Corp. (SLRC),

MidCap Financial Investment Corp. (MFIC), and Carlyle Secured Lending, Inc (CGBD). Non-traded BDCs include BDCs which are externally-managed, had effective registration statements as of 2023, have broad exposure across industries in their investments and not sector-focused, and had net asset values in excess of $1 billion as of December 31, 2023: Blue Owl Credit Income Corporation (OCIC), HPS Corporate Lending Fund (HLEND), Apollo Debt Solutions (ADS), Ares Strategic Income Fund (ASIF), and Oaktree Strategic Credit Fund (OSCF).
14.

Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recently available information. Includes all private debt investments for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes quoted assets. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information.

15.

Interest coverage ratio (“ICR”) is estimated as the ratio of average last-twelve-month EBITDA (“LTM EBITDA”), to cash interest paid over the last 12 months for each respective portfolio company. Includes all private debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted assets. Amounts derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, may reflect a normalized or adjusted amount, and are generally about 90 days in arrears. Accordingly, BCRED makes no representation or warranty in respect of this information. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Currency fluctuations may have an adverse effect on the value, price or income and costs of our portfolio companies and investments which may increase or decrease as a result of changes in exchange rates. As of March 31, 2024, approximately 5% of BCRED’s private investments have less than 1.0x interest coverage ratio.

16.

Refers to transactions in the Blackstone Credit & Insurance North America Direct Lending Track Record (excluding “senior facilities agreements” governed by English law) that were funded by BXCI from January 1, 2021 through March 31, 2024 where BXCI was a sole or lead lender (as defined in endnote 8). Percentage of BXCI-led deals with document protections are based on BCRED fair value as of March 31, 2024. “Protections against collateral release” refer to protections against the automatic release of guarantees from non-wholly owned subsidiaries. Furthermore, 99% of BXCI-led deals contain protections against asset stripping and 99% include caps on synergy addbacks to EBITDA. “Protections against asset stripping” refer to protections against transfers of material intellectual property to unrestricted subsidiaries or other non-credit parties. “Caps on synergy addbacks to EBITDA” refer to caps on the borrower’s ability to add expected synergies and cost savings to EBITDA.

17.	Refers to sponsored deals from January 1, 2021 through March 31, 2024 from the Credit Suisse Leveraged Loan Index. Data sourced from Covenant Review, a Fitch Solutions Company.
18.

Yield reflects average spread and origination fees or original issue discount (“OID”) (for the purposes of this illustrative example, OID is estimated to be accreted over 3 years based on the expected hold period) of private deals completed during quarters (excluding drawdowns on delayed draw term loans and revolvers committed in prior periods). On average, in Q1’24, new investments had 5.3% base rate/floor and 6.2% spread and origination fees. If OID was accreted to maturity, yield on new investments in Q1’24 was 11.2%. For illustrative purposes only. The yields stated may not be representative of any specific investment, all investments of a given type, or of investments generally. Actual yields earned over the life of each investment could differ materially from the yields presented.

19.

Earnings Yield represents Net Investment Income Return On Equity which is defined as the net income earned on investments attributable to BCRED Class I shareholders and is calculated as annualized quantity of net investment income earned by the portfolio of assets in the quarter divided by beginning of period net asset value. Net Investment Income Return On Equity for other share classes is as follows: 10.7% for Class S and 11.3% for Class D.

20.

Based on Blackstone Credit & Insurance analysis of company earnings presentations and calls, as of December 31, 2023, or latest available publicly available data published by Blackstone Credit & Insurance peers.

21.

This number represents the amount of introductions across Blackstone Credit & Insurance portfolio companies and is not limited to introductions made to BCRED portfolio companies, which may have a lower participation rate or be significantly lower. All Blackstone Credit & Insurance portfolio companies for which Blackstone Credit& Insurance originates loans are eligible to receive services from the Value Creation Program. The Value Creation Team generally proactively contacts sponsors and portfolio companies if the company satisfies certain objective criteria established by the Value Creation Team. When Blackstone Credit & Insurance exits the position, the portfolio company is no longer eligible to receive services from the Value Creation Program.

22.

Numbers presented are since inception of the Value Creation Program in 2016. Data presented is based on internal Blackstone data recorded and not from financial statements of portfolio companies. Represents estimated identified total cost reduction across all BXCI portfolio companies at the time cost is benchmarked with portfolio companies.

23.

Numbers presented are since inception of the Value Creation Program in 2016. Data presented is based on internal Blackstone data recorded and not from financial statements of portfolio companies. Represents total contract value, including multi-year contracts.

24.

Represents the sum of (a) estimated identified total cost reduction at the time cost is benchmarked with portfolio companies multiplied by the average enterprise value multiple across the portfolio, by finding the mean of the enterprise values at time of BXCI’s initial investments, and (b) total revenue from Blackstone program introductions multiplied by EBITDA margin and multiple at investment of the portfolio company. The number is presented for illustrative purposes and does not reflect actual realized proceeds to BXCI or to the equity sponsor or the company, and there can be no assurance that realized proceeds received by Blackstone or any investor in a Blackstone fund will be increased as a result.

25.

As of March 31, 2024. Reflects unique corporate issuers across funds and accounts managed by Liquid Credit Strategies, Private Credit Strategies, Infrastructure & Asset Based Credit excluding FX derivatives and LP interests.

26.

Average last-twelve-month (“LTM”) LTM EBITDA includes all private debt investments for which fair value is determined by BCRED’s Board in conjunction with a third-party valuation firm and excludes quoted assets. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information. As of March 31, 2024, LTM EBITDA margin for BCRED is 29%.

27.

Private credit market represented as the average LTM EBITDA of issuer companies of loans in the Lincoln International Private Market Database as of December 31, 2023. The “Lincoln International Private Market Database,” compiled by the Lincoln Valuations & Opinions Group (“VOG”), is a quarterly compilation of over 4,750 portfolio companies from a wide assortment of private equity investors and non-bank lenders. Most of these companies are highly levered with debt financing provided via the direct lending market and in many instances, Lincoln estimates the fair value of at least one senior debt security in the portfolio companies’ capital structures. In assessing the data, VOG relies on commonly accepted valuation methodologies and each valuation analysis is unique and conforms to fair value accounting principles. The analyses are then vetted by auditors, fund managers and their board of directors, as well as other regulators. © 2024 Lincoln Partners Advisors LLC. All rights reserved. Used with permission. Third party use is at user’s own risk.

28.

Based on the latest available net leverage, LTV, LTM EBITDA, and LTM Revenue data for each BCRED investment as of March 31, 2024, excluding quoted assets. Average implied enterprise value is weighted by fair value as of March 31, 2024. The number is presented for illustrative purposes and does not reflect actual realized proceeds to BXCI or to the equity sponsor or the company, and there can be no assurance that realized proceeds received by Blackstone or any investor in a Blackstone fund will be increased as a result. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Currency fluctuations may have an adverse effect on the value, price or income and costs of our portfolio companies and investments which may increase or decrease as a result of changes in exchange rates.

29.

Larger companies for purposes of this communication considered to be greater than $100 million in LTM EBITDA and smaller companies considered to be less than $50 million in LTM EBITDA. As of March 31, 2024, 69% of BCRED’s private debt investments by fair value are in companies with greater than $100 million LTM EBITDA and 10% of BCRED private debt investments by fair value are in companies with less than $50 million LTM EBITDA. Some of the investments may be considered to have speculative characteristics. See Risk Factors in BCRED’s Prospectus for more information.

30.

As of December 31, 2023. Source: Lincoln International Private Market Database. Defaults represented as the average quarterly share of companies in the Lincoln database that have breached at least one covenant for the period Q2’18 through Q4’23, which is the full sample for which data is currently available.

31.

LTM EBITDA Growth excludes private debt investments that funded after March 31, 2023. Fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted assets. BCRED amounts are weighted on fair market value of each respective investment. BCRED amounts were derived from the most recently available portfolio company financial statements (which are generally one quarter in arrears), have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information. EBITDA is a non-GAAP financial measure. For a particular portfolio company, EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation, and amortization over the LTM. EBITDA growth year-over-year may reflect some inorganic growth due to mergers and acquisitions (M&A). As of March 31, 2024, BCRED portfolio companies have exhibited 11% year-over-year 12-month EBITDA growth.

32.	Private credit market represented as the average LTM EBITDA Growth of issuer companies of loans in the Lincoln International Private Market Database as of December 31, 2023.
33.

Includes all private debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted assets. Amounts derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, may reflect a normalized or adjusted amount, and are generally about 90 days in arrears. Accordingly, BCRED makes no representation or warranty in respect of this information. As of March 31, 2024, portfolio company EBITDA has increased 26% on average across all vintages since the funding of each respective loan excluding those portfolio companies for which updated financial statements are not available subsequent to funding. As of March 31, 2024, portfolio companies funded in 2021 have exhibited EBITDA growth of 27% since close and 1.4x last-twelve-month interest coverage ratio (“LTM ICR”) while portfolio companies funded post-2021 have exhibited EBITDA growth of 25% since close and 1.6x LTM ICR.

34.

Calculated as a percentage of floating rate leverage to total drawn debt amounts. Certain Notes issued by the Fund are classified for the purposes of this disclosure as floating rate as a result of the Fund entering into interest rate swaps to effectively swap fixed notes payments for floating rate payments.

35.

As of March 31, 2024. Available liquidity is comprised of cash and cash equivalents plus the amount available to draw upon across all revolving credit facilities, net of limitations related to each respective credit facility’s borrowing base. As of March 31, 2024, the Fund had $35.1 billion in committed debt capacity and $24.1 billion of debt outstanding (at principal).

36.	BCRED’s debt investment portfolio (excluding equity investments and investments in joint ventures) has an average mark of 97.7 as of March 31, 2024.

Index Definitions

Morningstar LSTA US Leveraged Loan Index is a market value-weighted index designed to measure the performance of the US leveraged loan market based upon market weightings, spreads and interest payments.

Bloomberg US Corporate High Yield Index measures the USD-denominated, high yield, fixed-rate corporate bond market. Securities are classified as high yield if the middle rating of Moody’s, Fitch and S&P is Ba1/BB+/BB+ or below.

Bloomberg US Aggregate Bond Index represents securities that are SEC-registered, taxable, and dollar denominated. The index covers the U.S. investment grade fixed rate bond market, with index components for government and corporate securities, mortgage pass-through securities, and asset-backed securities. These major sectors are subdivided into more specific indices that are calculated and reported on a regular basis.

Index Comparison. The volatility and risk profile of the indices presented in this document is likely to be materially different from that of BCRED. In addition, the indices employ different investment guidelines and criteria than BCRED and do not employ leverage; as a result, the holdings in BCRED and the liquidity of such holdings may differ significantly from the securities that comprise the indices. The indices are not subject to fees or expenses and it may not be possible to invest in the indices. A summary of the investment guidelines for the indices presented is available upon request.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

The information in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Past performance does not predict future returns. The opinions expressed herein reflect the current opinions of Blackstone as of the date appearing in this material only. There can be no assurance that views and opinions expressed in this document will come to pass. The above is not intended to be indicative of future results to be achieved by the proposed fund; actual results may differ materially from the information generated through the use of illustrative components of return. While Blackstone believes that these assumptions are reasonable under the circumstances, there is no assurance that the results will be obtained, and unpredictable general economic conditions and other factors may cause actual results to vary materially. Any variations could be adverse to the actual results.

Certain information contained in this communication constitutes “forward looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends and statements regarding identified but not yet closed investments. Such forward-looking statements are inherently uncertain and there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BCRED believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in its prospectus, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BCRED’s prospectus and other filings). Except as otherwise required by federal securities laws, BCRED undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date: April 26, 2024	By:	/s/ Oran Ebel
	Name:	Oran Ebel
	Title:	Chief Legal Officer and Secretary